AMENDED AND RESTATED LOAN AGREEMENT

                            Dated as of May 1, 1999,

                                  by and among

                          TRINET REALTY CAPITAL, INC.,
                                   as Lender,

                                       and

                                 ICG 161, L.P.,
                                   as Borrower

                                TABLE OF CONTENTS

1.  Definitions; Certain Terms................................................ 1
         1.1  Definitions..................................................... 1
         1.2  Certain Terms................................................... 9
         1.3  Replacement of Prior Loan Agreement............................. 9

2.  The Loan; Payment Due on Maturity Date.................................... 9
         2.1  Execution of Loan Documents..................................... 9
         2.2  Payment on Maturity............................................. 9

3.  Interest Rate Provisions; Payments........................................ 9
         3.1  Applicable Interest Rate........................................ 9
         3.2  Payments....................................................... 10
         3.3  Computations................................................... 10

4.  Late Charges; Prepayment................................................. 10
         4.1  Late Charges................................................... 10
         4.2  Prepayment..................................................... 10

5.  Manner of Payment........................................................ 11

6.  Conditions............................................................... 11
         6.1  Documents...................................................... 11
         6.2  Other Actions.................................................. 13
         6.3  Opinions and Assurances........................................ 13
         6.4  Representations................................................ 13
         6.5  Closing Expenses............................................... 13

7.  Representations and Warranties........................................... 13
         7.1  Due Authorization.............................................. 14
         7.2  Enforceability................................................. 14
         7.3  Restricted Activities.......................................... 14
         7.4  Borrower Obligations........................................... 14
         7.5  General Partner................................................ 15
         7.6  Transactions with Affiliates................................... 15
         7.7  Employees...................................................... 15
         7.8  No Violation................................................... 15
         7.9  Consents....................................................... 15
         7.10  Solvency...................................................... 16
         7.11  Delinquent Property Liens..................................... 16
         7.12  Defenses...................................................... 16
         7.13  Lien Priority................................................. 16
         7.14  Improvements.................................................. 17
         7.15  Casualty; Condemnation........................................ 17
         7.16  Zoning and Other Laws......................................... 17
         7.17  Leases........................................................ 17
         7.18  Tenant Estoppels.............................................. 17
         7.19  Litigation.................................................... 17
         7.20  Brokerage and Other Fees...................................... 17
         7.21  Investment Company............................................ 17
         7.22  Other Agreements.............................................. 17

8.  Affirmative Covenants.................................................... 18
         8.1  Financial Statements; Other Information........................ 18
         8.2  Maintenance of Existence and Property.......................... 18
         8.3  Inspection of Property; Books and Records; Discussions; Bank
              Accounts and Funds............................................. 18
         8.4  Notices........................................................ 18
         8.5  Expenses....................................................... 19
         8.6  Loan Documents................................................. 19
         8.7  Indemnification................................................ 19
         8.8  Property Management............................................ 20
         8.9  Impositions.................................................... 20
         8.10  Insurance..................................................... 20

9.  Negative Covenants....................................................... 20
         9.1  Indebtedness................................................... 20
         9.2  Consolidation and Merger....................................... 21
         9.3  Sale of Assets-Encumbrances.................................... 21
         9.4  Transactions with Affiliates................................... 21
         9.5  Restricted Activities.......................................... 21
         9.6  Fiscal Year.................................................... 21
         9.7  Manager........................................................ 22
         9.8  Leases......................................................... 22

10.  Events of Default....................................................... 22
         10.1  Payment Default............................................... 22
         10.2  Misrepresentation............................................. 22
         10.3  Negative Covenant Default..................................... 22
         10.4  Other Loan Defaults........................................... 22
         10.5  Bankruptcy, etc............................................... 23
         10.6  Judgments..................................................... 23
         10.7  Defaults Under Other Agreements............................... 23
         10.8  Net Worth..................................................... 23
         10.9  Tenant Defaults............................................... 24
         10.10  Additional Borrower Cure Right............................... 24
         10.11  Remedies..................................................... 24

11.  Miscellaneous Provisions................................................ 24
         11.1  Assignment.................................................... 24
         11.2  Agents........................................................ 24
         11.3  Cumulative Rights; No Waiver.................................. 24
         11.4  Entire Agreement.............................................. 25
         11.5  Survival...................................................... 25
         11.6  Notices....................................................... 25
         11.7  Headings...................................................... 26
         11.8  Modifications in Writing...................................... 26
         11.9  Execution in Counterparts..................................... 26
         11.10  Severability of Provisions................................... 26
         11.11  WAIVER OF JURY TRIAL......................................... 26
         11.12  Reinstatement; Recapture..................................... 26
         11.13  Governing Law................................................ 26
         11.14  Cross Collateralization; Marshalling, etc.................... 27

                               Table of Schedules

Schedule 6.1(iv)                    UCC Filings
Schedule 7.6                        Transactions with Affiliates
Schedule 7.14                       Encroachments
Schedule 7.19                       Litigation


                                Table of Exhibits

Exhibit A                           Form of Environmental Indemnity
Exhibit B                           Form of Guaranty
Exhibit C                           Form of Assumption Agreement

                      AMENDED AND RESTATED LOAN AGREEMENT


     AMENDED AND RESTATED LOAN AGREEMENT, dated as of May 1, 1999, by and between TRINET REALTY CAPITAL, INC., a Maryland corporation ("Lender"), as lender, and ICG 161, L.P., a Delaware limited partnership ("Borrower"), as borrower.

                                    RECITALS

     A. Lender made a Loan to ICG Services, Inc., a Delaware corporation ("Guarantor"), the proceeds of which Guarantor used to purchase the Property.

     B. Guarantor intends to sell the Property to Borrower, and Borrower wishes to acquire the Property subject to the Deed of Trust and to assume Guarantor's obligations under the Loan Documents.

     C. Lender is willing to allow Borrower to assume the Loan and Guarantor's obligations under the Loan Documents, on the terms and conditions set forth herein and in the other Loan Documents.

                                    AGREEMENT

     In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Definitions; Certain Terms.

     1.1 Definitions. For purposes of this Agreement, the terms set forth below shall have the following meanings:

     "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement" shall mean this Amended and Restated Loan Agreement, as it may be amended from time to time in accordance with its terms.

     "Assumption Agreement" shall mean the Assumption and Modification Agreement dated as of May 1, 1999, among Borrower, Guarantor and Lender.

     "Borrower" shall have the meaning given such term in the introductory paragraph of this Agreement.

     "Borrower Partnership Agreement" shall mean the Limited Partnership Agreement of ICG 161, L.P., dated as of May 1, 1999, between General Partner, as general partner, and Limited Partner, as limited partner, as such agreement may be amended or otherwise modified from time to time in accordance with the terms thereof and hereof.

     "Business Day" means any day other than Saturdays, Sundays and days on which national banks are permitted to be closed in accordance with Federal banking laws and regulations.

     "Closing Date" shall mean the date on which all of the conditions precedent set forth in Section 6 below shall all have been satisfied or waived.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute(s).

     "Collateral" shall mean the Property and the other "Mortgaged Property," as defined in the Deed of Trust.

     "Deed of Trust" shall mean the Deed of Trust, Assignment of Rents and Security Agreement dated as of January 1, 1999, among Guarantor, as trustor, the Public Trustee of Arapahoe County, Colorado, as trustee, and Lender, as beneficiary, as modified by the Assumption Agreement.

     "Default Rate" shall mean a rate of interest equal to five hundred (500) basis points in excess of the Interest Rate in effect from time to time.

     "Effective Date" shall mean May 1, 1999.

     "Environmental Indemnity" shall mean a Secured Environmental Indemnity, dated as of the Effective Date, in the form attached hereto as Exhibit A.

     "Environmental Laws" shall mean all laws, ordinances, rules, regulations, orders and other requirements of any government or public authority now in force or that may hereafter be in force relating to protection of human health or the environment, including all requirements pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, storage, disposal or releases of Hazardous Substances and all requirements pertaining to the protection of the health and safety of employees or the public.

     "Escrow Company" shall mean Land Title Guarantee Company.

     "Event of Default" shall have the meaning given such term in Section 10.

     "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the applicable date.

     "General Partner" shall mean ICG Corporate Headquarters, L.L.C., a Colorado limited liability company, in its capacity as general partner of Borrower, and any successor general partner of Borrower.

     "Governmental Authority" shall mean any federal, state, local or foreign court, agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever or any governmental or quasi-governmental unit, whether now or hereafter in existence, or any officer or official thereof, having jurisdiction over Borrower or the Property.

     "Guarantor" shall have the meaning given such term in Recital A of this Agreement.

     "Guaranty" shall mean the Guaranty executed by Guarantor in the form of Exhibit B attached hereto.

     "Hazardous Substance" shall mean any hazardous or toxic substance, material or waste, or any pollutant or contaminant, or words of similar import, that is or becomes regulated by any Governmental Authority, and includes, but is not limited to, any material or substance that is, (i) designated as a "hazardous substance" pursuant to section 311 of the Federal Water Pollution Control Act
(33 U.S.C.  section  1317),  (ii)  defined as a  "hazardous  waste"  pursuant to section 1004 of the Federal  Resource  Conservation  and Recovery Act, 42 U.S.C.
section 6901 et seq. (42 U.S.C. section 6903), (iii) defined as a "hazardous substance" pursuant to section 101 of the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. section 9601 et seq.), (iv) asbestos,
(v) petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), (vi) petroleum products, (vii) polychlorinated biphenyls,
(viii) urea formaldehyde, (ix) radon gas, (x) radioactive matter, (xi) medical waste, and (xii) chemicals that may cause cancer or reproductive toxicity.

     "ICGC" shall mean ICG Communications, Inc., a Delaware corporation.

     "ICGC  Financial  Statements"  shall have the  meaning set forth in Section
1.19 of the Deed of Trust.

     "ICG Lease" shall mean that certain Lease dated as of January 15, 1998, between TEFX, as landlord, and Tenant, as tenant, as amended by that certain
First Amendment to Lease dated as of January 1, 1999 and by that Second Amendment to Lease dated as of May 1, 1999.

     "ICG Parties" shall mean, collectively, Borrower, Guarantor, ICGC and all Significant Subsidiaries of Borrower, Guarantor and ICGC.

     "Impositions" shall have the meaning set forth in Section 1.8 of the Deed of Trust.

     "Improvements" shall mean all buildings and improvements now or hereafter located or placed in or on the Land, including the existing office building that has a gross area of approximately 239,749 square feet, together with any additions thereto or alterations or replacements thereof.

     "Indebtedness" of any Person shall mean, without duplication, (i) any liability of such Person, to the extent it would appear as a liability on a balance sheet of such Person prepared in accordance with GAAP, (a) for borrowed money, (b) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or a current liability arising in the ordinary course of business), (c) for the payment of money relating to a capitalized lease obligation or (d) evidenced by a currency agreement or an interest rate agreement; (ii) any liability of such Person under any reimbursement obligation relating to a letter of credit, statutory obligation, performance or surety bond; (iii) any liability of others described in the preceding clauses (i) and (ii) that such Person has guaranteed or that is otherwise its legal liability or that is secured by a Lien on property of such Person; and (iv) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i), (ii) and (iii) above.

     "Indemnified  Parties"  shall have the  meaning  given such term in Section
8.7.

     "Insurance Requirements" shall mean all provisions of the insurance policies covering or applicable to all or any part of the Property or the ownership, occupancy, right to possession, use, improvement, operation or maintenance thereof, all requirements of the issuer of any of such insurance policies and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions, including any local board of fire underwriters) that, pursuant to an insurance policy, are binding upon Borrower and applicable to the Property.

     "Interest Rate" shall have the meaning set forth in Section 3.1.

     "Land" shall mean the real property described in Exhibit A to the Deed of Trust.

     "Leases" shall mean all leases, licenses, rental agreements, subleases, occupancy agreements, licenses and other agreements respecting the occupancy or use of any part of the Real Property, in effect at any time during the term of this Agreement.

     "Lender" shall have the meaning set forth in the introductory paragraph to this Agreement.

     "Lien" shall mean any lien, mortgage, pledge, security interest or other encumbrance of any nature upon any property of any Person, including any mechanic's lien, materialmen's lien, conditional sale or other title retention agreement or lease in the nature thereof.

     "Limited Partner" shall mean TriNet Realty Investors V, Inc., a Maryland corporation.

     "Loan" shall mean the loan evidenced by the Note.

     "Loan Assumption" shall mean Borrower's assumption of the Loan and the obligations of the borrower under the Loan Documents.

     "Loan Documents" shall mean, collectively, this Agreement, the Assumption Agreement, the Note, the Deed of Trust, the Guaranty, the Environmental Indemnity, any certificates delivered by Guarantor, General Partner or Borrower in connection with the closing of the Loan or the Loan Assumption and any other document, instrument or agreement executed by Guarantor, General Partner or Borrower and delivered to Lender and evidencing, securing or relating to the Note, as any of the same may from time to time be amended in accordance with their terms and the terms hereof.

     "Loan Year" shall mean each twelve-month period during the term of the Loan, with the first Loan Year commencing on February 1, 1999 and terminating January 31, 2000, and each subsequent Loan Year commencing on the next day, February 1, and ending the following January 31.

     "Losses" shall have the meaning given such term in Section 8.7.

     "Management Agreement" shall mean that certain Agreement, dated as of January 1, 1999, between Borrower's predecessor in interest, as owner, and TriNet Property Management, Inc., a Maryland corporation, as manager, pursuant to which property management services are being provided for the Real Property, as it may be amended from time to time in accordance with its terms and the terms hereof.

     "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or financial condition of Borrower, (b) the ability of Borrower to pay the Obligations in accordance with their terms,
(c) the Property or its value or utility, or (d) the Liens of Lender in the Collateral or the priority of such Liens; provided, however, that a subdivision of the Property pursuant to the Subdivision Agreement shall not constitute a Material Adverse Effect.

     "Maturity Date" shall mean January 31, 2013.

     "Note" shall mean the $33,076,754 Promissory Note dated as of January 1, 1999, executed by Guarantor in favor of Lender and assumed by Borrower.

     "Obligations" shall mean all loans, advances, debts, liabilities, obligations, covenants and duties owing to Lender by Borrower of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement, the Note or any of the other Loan Documents, whether or not for the payment of money, arising by reason of an extension of credit, absolute or contingent, due or to become due, now existing or hereafter arising, including all principal, interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to Borrower under this Agreement or any other Loan Document.

     "Officer's Certificate" shall mean a certificate of an authorized officer of General Partner.

     "Permitted Exceptions" shall mean (i) the Liens created by the Deed of Trust, the Memorandum of Right of First Refusal and the Option and Option Agreement (as each are defined in the Borrower Partnership Agreement), (ii) the ICG Lease, (iii) any future Leases, to the extent permitted hereunder, that are or can be, without any action other than notice by Borrower, subordinate to the Deed of Trust, (iv) any covenants, conditions, Liens, restrictions, rights of way, easements and other matters, whether or not of public record or identified in the Title Policy approved in writing by Lender and (v) other covenants, conditions, restrictions, rights of way, easements and other matters, excluding mortgages and other similar monetary encumbrances, to which like properties are commonly subject and that do not impose any material affirmative obligations on the owner of the Property or require the removal of any improvements from the Property and that individually and in the aggregate do not and will not either
(a) materially interfere with the benefits of the security intended to be provided by the Deed of Trust or the current use of the Property or (b) materially impair the value or marketability of the Property.

     "Person" shall mean any individual, corporation, limited liability company,
partnership,   joint  venture,   association,   joint  stock   company,   trust,
unincorporated organization, or Governmental Authority.

     "Personal Property" shall mean all tangible personal property of Borrower now or at any time hereafter located on or at the Real Property or used or usable in connection with the intended use of the Real Property or any other future occupancy or use of the Real Property and any replacements thereof, including, but without limiting the generality of the foregoing, landscaping, water treatment, garage and power equipment and supplies, engines, lifting, cleaning, fire prevention, fire extinguishing, and communications apparatus, incinerating equipment, shades, awnings, screens, storm doors and windows, partitions, carpets, rugs, furnishings, televisions, radios, lamps, mirrors, paintings and other works of art, wall hangings, decorations, and maintenance equipment; excluding, however, any Personal Property owned by Tenant, any tenant under any other Lease or by the Property Manager.

     "Potential Default" shall mean an event or condition which, but for the lapse of time or the giving of notice, or both, would, unless cured or waived, constitute an Event of Default.

     "Property" shall mean, collectively, the Real Property and the Personal Property.

     "Property Manager" shall mean the manager under the Management Agreement and its successors and assigns.

     "Real Property" shall mean, collectively, the Land and the Improvements.

     "Requirements of Law" shall mean, as to any Person, (i) the corporate charter and by-laws (in the case of a corporation), partnership agreement and certificate or statement of partnership (in the case of a partnership) or other organizational or governing documents of such Person, (ii) any legal requirement including any local, state, federal or foreign statute, law, ordinance, code, treaty, rule or regulation now or hereafter in effect (including Environmental Laws and the Americans with Disabilities Act of 1991), or final and binding determination of an arbitrator, or order, judgment, decree, injunction, permit, license, authorization, certificate, franchise, approval, notice, demand letter, direction or determination of any Governmental Authority applicable to or binding upon such Person or any of its property (or the operation, management, use or condition of its property) or to which such Person or any of its property (or the operation, management, use or condition of its property) is subject or
(iii) any recorded deed of restriction, declaration, covenant running with the land or otherwise, now or hereafter in force (including any such deed, declaration or covenant that constitutes a Permitted Exception) other than any such deed, declaration or covenant (a) the noncompliance with which will not have a material adverse effect on the value, utility or legal compliance of the Property or (b) as to which the Title Policy contains affirmative insurance against any failure or reversion or title and against loss of priority of the Lien of the Deed of Trust as a result of noncompliance therewith.

     "Significant Subsidiaries" shall mean, as to any Person at any date of determination, any Subsidiary of such Person that, together with its Subsidiaries, (i) for the most recent fiscal year of such Person, accounted for more than ten percent (10%) of the consolidated revenues of such Person and its Subsidiaries, or (ii) as of the end of such fiscal year, was the owner of more than ten percent (10%) of the consolidated assets of such Person and its Subsidiaries, all as set forth on the most recently available consolidated financial statements of such Person for such fiscal year.

     "Subdivision  Agreement"  shall have the meaning given such term in Section
5.14 of the Deed of Trust.

     "Subsidiary" shall mean, with respect to any Person, (i) any corporation, association, or other business entity (other than a partnership) of which more than fifty percent (50%) of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, and
(ii) any partnership, joint venture, limited liability company or similar entity of which (a) more than fifty percent (50%) of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and (b) such Person or any Subsidiary of such Person is a general partner or otherwise controls such entity.

     "Taking" shall mean a governmental taking described in Section 1.13 of the Deed of Trust.

     "Tangible Net Worth" shall mean the book value of the consolidated assets of Guarantor and its Subsidiaries (exclusive of goodwill, patents, trademarks, trade names, deferred organization costs, treasury stock, deferred charges and other like intangibles, and exclusive of any receivable where the receivable debtor is a direct or indirect Subsidiary of Guarantor or is an officer of Guarantor or an officer of a direct or indirect Subsidiary of Guarantor) less
(a) reserves applicable thereto, and (b) all liabilities net of unamortized debt discounts (including accrued and deferred income taxes).

     "TEFX"  shall  mean  TriNet  Essential   Facilities  X,  Inc.,  a  Maryland
corporation.

     "Tenant" shall mean ICG Holdings, Inc., a Colorado corporation.

     "Title Company" shall mean Chicago Title Insurance Company.

     "Title Policy" shall have the meaning given such term in Section 6.1(x).

     "Transactions" shall mean the transactions contemplated by the Loan Documents.

     1.2 Certain Terms. Unless the context indicates otherwise, all accounting terms are used herein as defined under GAAP. All references to Sections, Schedules, Exhibits, etc. are to Sections, Schedules or Exhibits of or to this Agreement unless otherwise specified. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or plural depending on the reference. "Herein," "hereunder" and words of similar import refer to this Agreement as an entirety and not to particular Sections of this Agreement. The word "including" shall be construed to be followed by the words "without limitation."

     1.3 Replacement of Prior Loan Agreement. As of the Closing Date, this Agreement replaces and supercedes in its entirety that certain Loan Agreement dated as of January 1, 1999, between Guarantor, as borrower, and Lender, as lender.

     Section 2. The Loan; Payment Due on Maturity Date.

     2.1 Execution of Loan Documents. On the terms and subject to the conditions set forth herein, on the Closing Date, Borrower shall execute this Agreement, and Borrower and Guarantor shall execute the Assumption Agreement and the Environmental Indemnity, and Guarantor shall execute the Guaranty.

     2.2 Payment on Maturity. On the Maturity Date, Borrower shall pay to Lender an amount equal to the then outstanding principal balance of the Note, plus interest accrued and unpaid thereon and any other amounts due and unpaid under the Loan Documents. Upon payment in full of all amounts described in the preceding sentence, Lender, at the request of Borrower, shall execute and deliver or cause to be executed and delivered such documents as may be required to release the Lien of the Deed of Trust, including a "Request for Release of Deed of Trust," and tender to Borrower the original Note marked "canceled and paid in full."

     Section 3. Interest Rate Provisions; Payments.

     3.1 Applicable Interest Rate. Except when the Default Rate is in effect as provided in Section 4.1, the principal amount outstanding under the Note shall bear interest from and after the Effective Date to and including the date of payment in full at the following rates of interest (the "Interest Rate"): during the first Loan Year, at the rate of fourteen and seven thousand six hundred eighty-six ten thousandths percent (14.7686%) per annum; and during the second Loan Year and each Loan Year thereafter, at a rate of interest equal to one hundred three percent (103%) of the Interest Rate in effect for the immediately preceding Loan Year. For example, the Interest Rate during the second Loan Year shall be fifteen and two thousand one hundred seventeen ten thousandths percent (15.2117%) per annum, and the Interest Rate during the third Loan Year shall be fifteen and six thousand six hundred eighty-one ten thousandths percent (15.6681%) per annum.

     3.2 Payments. On the first day of each calendar month during the term of the Loan, Borrower shall pay, in advance, all interest, at the Interest Rate, that will accrue during such month against the principal sum of the Loan, as provided in the Note. So long as no Event of Default has occurred, each monthly installment paid under the Note shall be applied to accrued interest accruing during the applicable month.

     3.3 Computations. All computations of interest payable hereunder shall be on the basis of a 360-day year of twelve 30-day months and, for partial months, the actual days elapsed.

     Section 4. Late Charges; Prepayment.

     4.1 Late Charges. If any installment under the Note is not paid on the date due, such installment shall bear interest at the lesser of five hundred basis points (500) in excess of the prime or reference rate announced from time to time by Bank of America NT&SA or twelve percent (12%) per annum, from the due date until such installment is paid. In addition, Borrower shall pay to Lender a late charge equal to six percent (6%) of the amount of any installment under the Note that is not paid within five (5) Business Days of the date due. As long as an Event of Default under this Agreement, the Note or any other Loan Document exists, and from and after maturity of the Loan, whether or not resulting from acceleration, the entire unpaid balance of the principal sum of the Note shall bear interest at the Default Rate.

     4.2 Prepayment. Except as expressly provided to the contrary in this Agreement, Borrower shall have no right, at any time, to prepay the Note in whole or in part. Borrower agrees that every payment of any portion of the unpaid balance of the principal sum of the Note before the Maturity Date shall constitute a prepayment under the Note, whether such payment occurs voluntarily, involuntarily, or by acceleration of the maturity of the indebtedness evidenced by the Note by Lender. Borrower further agrees that, upon any such payment of the Note before the Maturity Date, Borrower shall, with such payment, pay to Lender a prepayment charge determined in accordance with this Section 4.2. Without limiting the foregoing, following any acceleration of the maturity of the indebtedness evidenced by the Note, such prepayment charge shall be included in the total amount due to Lender at any foreclosure sale under the Deed of Trust and any tender of payment of the indebtedness evidenced by the Note before, at or after any foreclosure sale under the Deed of Trust shall include such prepayment charge. The prepayment charge shall be equal to five percent (5%) of the entire unpaid balance of the principal sum of the Note as of the prepayment date. Borrower agrees that material individual weight to the consideration in this transaction has been given for the foregoing waiver and agreement, and Borrower shall be estopped from claiming hereafter that Borrower's agreement to pay such prepayment charge in accordance with this Agreement is invalid or unenforceable in any respect for any reason.

     4.3 Permitted Prepayment. Notwithstanding anything to the contrary contained herein, Borrower may prepay all, but not less than all, of the principal and interest outstanding under the Note prior to the Maturity Date without paying the prepayment charge upon the occurrence of either one or both of the following events:

               (a) the closing of the option to purchase the partnership interests of General Partner or the option to purchase the Real Property pursuant to Articles X and XI of the Borrower Partnership Agreement; or

               (b) the  occurrence  of a lease  termination  pursuant to Section
          16.1 of the Lease dated January 15, 1998, between Tenant and Borrower's predecessor, following a condemnation or exercise of eminent domain power.

Any prepayment that occurs pursuant to subsection 4.3 (a) shall be effective as of the first day of the month in which the prepayment is made, unless the purchase option is exercised as a result of the Put Option (as defined in the Borrower Partnership Agreement), in which case the prepayment shall be effective on the date paid.

     Section 5. Manner of Payment. All payments made hereunder shall be made in accordance with the provisions hereof without setoff or counterclaim as against Lender, in lawful money of the United States of America, free and clear of and without deduction for any taxes, fees or other charges of any nature whatsoever imposed by any taxing authority.

     Section 6. Conditions. Lender's obligation to consent to the Loan Assumption and to perform any other obligation of Lender herein contemplated to be performed on or after the Closing Date is subject to the following conditions:

     6.1 Documents. Borrower shall have delivered or shall have caused to be delivered as of the Closing Date to Lender each of the following, in form and substance satisfactory to Lender:

     (i) A duly executed original of this Agreement;

     (ii) An original Assumption Agreement, duly executed and acknowledged by Borrower and Guarantor, in the form of Exhibit C to this Agreement;

     (iii) An original Guaranty, executed by Guarantor;

     (iv) A duly executed original of each of the UCC financing statements and fixture filings described in Schedule 6.1(iv);

     (v)  An  original  Environmental  Indemnity,   executed  by  Guarantor  and
Borrower;

     (vi) Appropriate organizational and authorization documents for Borrower and Guarantor authorizing the execution and delivery of all Loan Documents required to be delivered by such party on the Closing Date, which documents shall include (a) Borrower's certificate of limited partnership, certified by the appropriate Governmental Authority, (b) the articles of organization or certificates of incorporation of Guarantor and General Partner, certified by the appropriate Governmental Authority, (c) the operating agreement for Borrower,
(d) the by-laws of General Partner and of Guarantor, and (e) authorizing resolutions of each of Borrower, General Partner and Guarantor, with respect to the Loan Documents to which it is a party;

     (vii) Good-standing certificates or other evidence of qualification to do business for each of Borrower, General Partner and Guarantor, in each case certifying that such entity is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification;

     (viii) A legal opinion or opinions of counsel to Borrower and Guarantor dated as of the Closing Date, covering such matters as Lender may reasonably request, including without limitation, the enforceability of the Loan Documents;

     (ix) Certificates evidencing insurance for the Real Property in amount and scope and with loss payment provisions as required by the Deed of Trust;

     (x) An ALTA extended coverage lender's policy of title insurance Form 1992-B (the "Title Policy") (including all coverages, endorsements and reinsurance reasonably requested by Lender) or an irrevocable and unconditional commitment to issue such Title Policy from the Title Company, dated as of the Closing Date, in an amount of $33,076,754, showing fee simple title to the Real Property vested in Borrower, and insuring the Deed of Trust as a valid first Lien on the Real Property subject only to the Permitted Exceptions;

     (xi) An Officer's Certificate dated the Closing Date, to the effect that on and as of the Closing Date: (i) the representations and warranties of Borrower contained in the Loan Documents shall be accurate and complete in all material respects and (ii) there shall not exist an Event of Default or Potential Default;

     (xii) An original Subdivision Agreement duly executed by Borrower and Tenant;

     (xiii) An original Subordination, Non-Disturbance and Attornment Agreement, in form acceptable to Lender, executed by Borrower and Tenant; and

     (xiv) An estoppel certificate from Tenant in the form attached as Exhibit A to the Lease.

     6.2 Other Actions. All acts and conditions and things (including the obtaining of any necessary approvals of Governmental Authorities and the making of any required filings, recordings or registrations) required to be done and performed by Borrower and to have happened prior to or simultaneously with the execution, delivery and performance of the Loan Documents and to constitute the same legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in compliance with all applicable Requirements of Law.

     6.3 Opinions and Assurances. All opinions, certificates and other instruments required hereunder or by any other Loan Document, and all proceedings in connection with the Transactions shall be reasonably satisfactory in form and substance to Lender. Lender shall have received copies of all instruments and other evidence as Lender may reasonably require, in form and substance reasonably satisfactory to it, with respect to the Transactions and the taking of all corporate proceedings in connection therewith.

     6.4 Representations. On and as of the Closing Date: (i) the representations and warranties of Borrower and Guarantor contained in the Loan Documents shall be accurate and complete in all material respects and (ii) there shall not exist, after giving effect to the execution and delivery of the Loan Documents, an Event of Default or Potential Default.

     6.5 Closing Expenses. Borrower shall have paid or caused to be paid to the Escrow Company amounts sufficient to pay all transfer taxes and recording charges required to be paid in connection with the Transactions as well as all title premiums for the Title Policy and other reasonable title and escrow charges. Borrower shall have paid the attorneys' fees and expenses of Lender's counsel incurred in connection with the preparation and negotiation of the Loan Documents.

     Section 7. Representations and Warranties. As an inducement to Lender to allow Borrower to assume the obligations of the borrower under the Loan

Documents as provided herein, Borrower represents and warrants to Lender that as of the Closing Date each of the following statements shall be true and correct:

     7.1 Due Authorization. Borrower is a limited partnership duly formed and validly existing under the laws of the State of Colorado, with the requisite partnership power and authority to own its properties, enter into the Loan Documents and consummate the Transactions; and Borrower is qualified to do business in Colorado and each other jurisdiction in which its properties are located or where its ownership, leasing or operation of its property or the conduct of its business requires such qualification.

     7.2 Enforceability. The Loan Documents to which it is a party executed on or before the Closing Date by Borrower have been duly authorized, executed and delivered on behalf of Borrower and constitute the legal, valid and binding obligations of Borrower enforceable against it in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.

     7.3 Restricted Activities. The Borrower Partnership Agreement provides that the only purposes of Borrower are to (i) purchase, hold title to and operate, lease and otherwise deal directly or indirectly, with the Property, (ii) borrow the Indebtedness evidenced by the Note and other Indebtedness that is not prohibited under Section 9.1 hereof, (iii) give security for the Note and other Indebtedness that is not prohibited under Section 9.1 hereof, (iv) enter into contractual arrangements for the management and operation of the Property and otherwise in furtherance of the purposes of Borrower, (v) sell, exchange and refinance the Property and (vi) engage in such activities and exercise such other powers permitted to limited partnerships under the laws of Delaware that are necessarily incident to the foregoing purposes or necessary to accomplish the foregoing purposes. The Borrower Partnership Agreement also provides that only General Partner and Limited Partner acting together may commence or file a bankruptcy petition or reorganization proceeding or similar proceeding by or on behalf of Borrower under any federal or state law or any informal reorganization or liquidation, including any arrangement for the benefit of creditors, or any similar proceeding by or on behalf of Borrower.

     7.4 Borrower Obligations. Borrower (i) believes it will be able to fund from its own assets (including its initial working capital reserve) all of its activities, expenses and liabilities, (ii) intends to pay its own operating expenses and liabilities from its own funds, and (iii) has at all times since its formation identified itself, in all dealings with the public, under its own name and as a separate and distinct entity, and has not identified itself as being a division or a part of any other Person, or identified any other Person as being a division or a part of Borrower or General Partner.

     7.5 General Partner. General Partner is a limited liability company, duly organized and validly existing under the laws of Colorado, with the requisite corporate power and authority to enter into the Loan Documents and consummate the Transactions and to own its properties and conduct its business; and General Partner is qualified to do business in Colorado and each other jurisdiction in which its properties are located or where its ownership, leasing or operation of its property or the conduct of its business requires such qualification. General Partner is the sole General Partner of Borrower.

     7.6 Transactions with Affiliates. Except as disclosed in Schedule 7.6, Borrower has not purchased, acquired or leased any property from, or sold, transferred or leased any property to, or loaned or advanced any money to, or borrowed any money from, or guaranteed any obligation of, or acquired any stock, obligations, or securities of, or entered into any merger or consolidation agreement, or any management or similar agreement with, any Affiliate of General Partner, or entered into any other transaction or arrangement or made any payment to (including on account of any management fees, services fees, office charges, consulting fees, technical services charges or tax sharing charges) or otherwise dealt with, in the ordinary course of business or otherwise, any Affiliate of General Partner on terms other than arm's-length commercially reasonable terms.

     7.7 Employees. Borrower has no employees.

     7.8 No Violation. Neither the execution, delivery or performance of any Loan Document nor the consummation of any of the Transactions violates or will violate the Borrower Partnership Agreement or the charter or by-laws of General Partner or Guarantor or violates, conflicts with or constitutes a default under any agreement to which any of them is a party or by which any or them or the Property is bound, violates any Requirements of Law to which Borrower or the Property is subject or will result in the imposition of a Lien on the Property other than Permitted Exceptions. None of the Transactions will result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

     7.9 Consents. No consents, approvals, filings, permits or notices of, from, with or to any Person are required on the part of Borrower or Guarantor that have not been duly obtained, made or given, as the case may be (a) for the due execution and delivery of each of the Loan Documents to which it is a party or
(b) for the performance of the Loan Documents in accordance with their terms (except for obtaining approvals or permits from any Governmental Authority to construct tenant improvements or other construction work at or about the Real Property or for other future actions consent to which are contemplated or required by the Loan Documents) and consummation of, or otherwise in connection with, any of the Transactions.

     7.10 Solvency. None of the Transactions will be or have been made with an actual intent to hinder, delay or defraud any present or future creditors of Borrower or Guarantor, and neither Borrower, Guarantor nor General Partner is, nor will be, rendered insolvent by the Transactions, and Borrower has received fair consideration and reasonably equivalent value in good faith for the grant of the Lien created by the Deed of Trust. Each of Borrower, Guarantor and General Partner is able to pay its debts as they become due, including contingent obligations likely to become due.

     7.11 Delinquent Property Liens. Except for claims that are being contested in accordance with the Deed of Trust or that are not material in amount or that constitute or will constitute Permitted Exceptions, to the best of Borrower's knowledge there is no delinquent Imposition, sewer rent, water charge, assessment or other outstanding charge against the Real Property; and, except as shown in the Title Policy, to the best of Borrower's knowledge there are no mechanics' or similar Liens or, to the best of Borrower's knowledge, claims for overdue payment for labor or material affecting the Real Property that are or could become Liens prior to, or equal with, the Lien of the Deed of Trust and there are no mechanics' or similar Liens or, to the best of Borrower's knowledge, claims affecting the Real Property that have not been insured or endorsed over by the Title Policy.

     7.12 Defenses. Except for the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or similar laws affecting the rights of creditors generally, the Loan Documents are not subject to any valid right of rescission, setoff, abatement, diminution, counterclaim or defense as against Lender and its successors and assigns in interest, including the defense of usury, and the operation of any of the terms of the Loan Documents, or the proper exercise of any right thereunder, will not render the Loan unenforceable, in whole or in part, or subject to any right of rescission, setoff, abatement, diminution, counterclaim or defense, including the defense of usury, and neither Borrower nor Guarantor has taken any action that would give rise to the assertion of any of the foregoing and no such right of rescission, setoff, abatement, diminution, counterclaim or defense, including the defense of usury, has been asserted with respect thereto.

     7.13 Lien Priority. Upon recording, the Deed of Trust shall constitute a valid and enforceable first Lien and perfected security interest on the Property granted by Borrower in favor of Lender, including all buildings and fixtures that constitute part of the Property under applicable law, and all additions, alterations and replacements made at any time with respect to the foregoing, subject only to Permitted Exceptions.

     7.14 Improvements. To the best of Borrower's knowledge, except as disclosed in the Title Policy, all improvements comprising a portion of the Real Property lie wholly within the boundary and building restriction lines of the Land and no improvements on adjoining properties encroach upon any of the Land in any respect except as shown in the Title Policy, on the survey or in Schedule 7.14.

     7.15 Casualty; Condemnation. The Real Property is free of waste and of any damage involving loss or destruction with a repair cost in excess of two hundred fifty thousand dollars ($250,000), and there is no proceeding pending or, to the best of Borrower's knowledge, threatened, for the Taking of any of the Real Property.

     7.16 Zoning and Other Laws. To the best of Borrower's knowledge, the use and operation of the Real Property, separate and apart from any other properties, constitutes a legal use under applicable zoning regulations and complies in all material respects with all applicable Requirements of Law and all applicable Insurance Requirements.

     7.17 Leases. The ICG Lease is in full force and the landlord is not in default thereunder. The ICG Lease is the only lease, sublease or other occupancy agreement encumbering the Property, and Tenant is the only tenant, subtenant or occupant of the Property. To the best of Borrower's knowledge, Tenant is not in default under the ICG Lease.

     7.18 Tenant Estoppels. Borrower has delivered to Lender an original tenant estoppel certificate executed by Tenant with respect to the ICG Lease.

     7.19 Litigation. Except as set forth on Schedule 7.19, no material litigation, investigation or proceeding before any court, arbitrator or Governmental Authority, agency or subdivision is pending or, to Borrower's best knowledge, threatened, against Borrower or Guarantor or, to the best of Borrower's knowledge, relating to any of the Real Property.

     7.20 Brokerage and Other Fees. No brokerage or other fee, commission or compensation is or will become due and payable by Borrower or Guarantor in connection with the Transactions.

     7.21 Investment Company. Neither Borrower nor Guarantor is now required nor will it (by reason of this Agreement) be required to register under the Investment Company Act of 1940, as amended.

     7.22 Other Agreements. To the best of Borrower's knowledge, no party to any deed, restriction, covenant or similar instrument that constitutes a Permitted Exception in respect of the Real Property is in default of its obligations thereunder except for such defaults that in the aggregate (if such defaults remained uncured) do not or will not have a Material Adverse Effect.

     Section 8. Affirmative Covenants. Borrower hereby covenants and agrees that, so long as the Loan remains unpaid or any other amount is owing to Lender under any of the Loan Documents or the Real Property remains subject to the Lien of the Deed of Trust:

     8.1 Financial Statements; Other Information. Borrower shall furnish or cause to be furnished to Lender:

     (a) As and when required to be delivered pursuant to the Deed of Trust, the financial reports and statements described in Section 1.19 of the Deed of Trust; and

     (b) promptly, such additional financial and other information, including information regarding the Property and the occupancy thereof (including an updated rent roll), as Lender may from time to time reasonably request.

     8.2 Maintenance of Existence and Property. Borrower shall preserve and maintain its existence and all rights, privileges and franchises necessary in the normal conduct of its business. In all dealings with the public, Borrower shall identify itself under its own name and as a separate and distinct entity.

     8.3 Inspection of Property; Books and Records; Discussions; Bank Accounts and Funds. Borrower shall (i) keep its own separate and proper books of record and account in which full, true and correct entries in conformity with GAAP or as otherwise required under any Loan Document and under all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities, and (ii) upon reasonable notice, permit representatives of Lender and its agents and regulatory authorities to visit and inspect the Real Property and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired by Lender and to discuss the business, operations, properties and financial and other conditions of Borrower, Guarantor and ICGC with any of their officers. Borrower shall maintain its own bank accounts and keep its funds or other assets separate from the funds or other assets of all other Persons.

     8.4 Notices. Borrower shall give prompt written notice to Lender of (i) any claims, proceedings or disputes (whether or not purportedly on behalf of Borrower) against, or to Borrower's knowledge, threatened or affecting, Borrower or the Property that, if adversely determined, could reasonably be expected to have a Material Adverse Effect or that involve in the aggregate monetary amounts in excess of one million dollars ($1,000,000), (ii) any proposal of which Borrower has knowledge or has received notification by any Governmental Authority to acquire any of the Real Property or any portion thereof or as to any notice or the discovery of any material violation or material alleged violation of any Requirement of Law, (iii) the occurrence of any Potential Default or Event of Default hereunder or (iv) any Material Adverse Effect. Such notice shall be in the form of an Officer's Certificate specifying the nature and details of any of the foregoing matters and the actions taken and proposed to be taken by Borrower in response thereto.

     8.5 Expenses. Borrower shall pay, indemnify and save harmless Lender with respect to all Impositions (other than income or franchise taxes of Lender or taxes caused by actions or elections of Lender) and all reasonable charges, fees and out-of-pocket expenses (including reasonable fees and disbursements of counsel of Lender) incident to the enforcement (including any foreclosure of the Liens held by Lender) and administration (out-of-pocket expenses only) of the Loan Documents and the preparation, negotiation, enforcement and administration (out-of-pocket expenses only) of any amendments, waivers and renewals relating to any thereof and the protection of the rights of Lender under the Loan Documents whether by judicial proceedings or otherwise, including in connection with bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceedings involving Borrower or a "workout" of the Loan. The Loan shall not be considered to have been paid in full unless all obligations under this Section 8.5 shall have been fully performed, are fully covered by insurance or security satisfactory to Lender has been provided therefor (except for contingent indemnification obligations for which no claim has actually been made in good faith pursuant to this Agreement).

     8.6 Loan Documents. Borrower and Guarantor shall comply with and observe all terms and conditions of the Loan Documents to which they are a party. Until released in accordance with this Agreement, Borrower warrants that the Deed of Trust will at all times constitute a valid, subsisting and enforceable first Lien and perfected security interest on the Property granted by Borrower in favor of Lender, including all buildings and fixtures that constitute part of the Property under applicable law, and all additions, alterations and replacements made at any time with respect to the foregoing, subject only to Permitted Exceptions.

     8.7 Indemnification. Borrower shall indemnify and hold harmless Lender and its directors, officers, shareholders, partners, employees, attorneys, agents, representatives, successors and assigns (the "Indemnified Parties"), from and against all damages as a result of liabilities, claims, actions, penalties and fines (collectively and severally, "Losses") assessed against any of them resulting from the claims of any party relating to the matters set forth in
Section 1.22 of the Deed of Trust, except for Losses otherwise covered under the provisions of Section 8.5 and Losses directly caused by the gross negligence or willful misconduct of the Indemnified Party seeking recovery hereunder; and Borrower shall reimburse each Indemnified Party for any expenses (including the fees and disbursements of legal counsel) incurred in connection with the investigation of, preparation for or defense of any actual or threatened claim, action or proceeding arising therefrom (including any such costs of responding to discovery requests or subpoenas), regardless of whether Lender or such other Indemnified Person is a party thereto. The provisions of Section 1.22 the Deed of Trust are incorporated herein by reference. The Loan shall not be considered to have been paid in full unless all obligations of Borrower under this Section
8.7 shall have been fully performed, are fully covered by insurance or security satisfactory to Lender has been provided therefor (except for contingent indemnification obligations for which no claim has actually been made in good faith pursuant to this Agreement).

     8.8 Property Management. Borrower shall cause the Property to be managed on terms substantially similar to the terms and conditions of the Management Agreement by the Property Manager; provided, however, that if the Management Agreement is terminated pursuant to its terms, Borrower may replace Property Manager with another property manager reasonably acceptable to Lender.

     8.9 Impositions. Borrower shall promptly pay or cause to be paid all Impositions pursuant to the provisions of Section 1.8 of the Deed of Trust, subject to Borrower's right to contest such Impositions as provided in Section
1.8 of the Deed of Trust.

     8.10 Insurance. Borrower shall maintain insurance with respect to the Property as required under the Deed of Trust.

     Section 9. Negative Covenants. Borrower hereby agrees that, so long as the Loan remains unpaid or any other amount is owing to Lender under any of the Loan Documents and any Property remains subject to the Lien of the Deed of Trust, Borrower shall not, directly or indirectly:

     9.1 Indebtedness. Create, incur or assume any Indebtedness except for: (i) the Loan and other obligations to Lender under the Loan Documents or in connection with the Transactions, and (ii) Indebtedness incurred in the ordinary course of business on a basis and upon terms consistent with customary practices of owners of office buildings, including indebtedness arising from obligations in respect of performance or surety bonds and letters of credit required to be posted by Borrower in connection with statutory obligations, tenant improvements or similar work, but excluding indebtedness for borrowed money (other than payments made in installments for goods and services obtained in the ordinary course of business) and (iii) Indebtedness in respect of Impositions, assessments, governmental charges or Liens and claims for labor, materials and supplies, in each case, in respect of the Collateral to the extent the validity or amount thereof is being currently contested in good faith by appropriate proceedings in accordance with Section 1.8(d) or 1.15 of the Deed of Trust.

     9.2  Consolidation  and  Merger.  Liquidate  or  dissolve or enter into any
consolidation,   merger,   partnership,   joint  venture,   syndicate  or  other
combination.

     9.3 Sale of Assets-Encumbrances. Subject to Borrower's rights under section
1.15 of the Deed of Trust, suffer to exist any Lien with respect to any Collateral other than Permitted Exceptions or sell, transfer, lease, assign, exchange, contribute, encumber, abandon or create any Lien with respect to, or otherwise dispose of, directly or indirectly, any Collateral or any interest therein, except as permitted by the Subdivision Agreement.

     9.4 Transactions with Affiliates. Purchase, acquire or lease any property from, or sell, transfer or lease any property to, or lend or advance any money to, or borrow any money from, or guarantee any obligation of, or acquire any stock, obligations or securities of, or enter into any merger or consolidation agreement, or any management or similar agreement with, any Affiliate of Borrower, or enter into any other transaction or arrangement or make any payment to (including on account of any management fees, service fees, office charges, consulting fees, technical services charges or tax sharing charges) or otherwise deal with, in the ordinary course of business or otherwise, any Affiliate of Borrower on terms other than arm's-length commercially reasonable terms, except for any of the following: (i) transactions relating to the sharing of facilities, equipment, office space and actual overhead expenses, including managerial, payroll and accounting and legal expenses, for which charges assessed against Borrower is not greater than would be incurred by Borrower in similar arm's-length transactions with non-Affiliates, and (ii) the ICG Lease.

     9.5 Restricted Activities. Purchase or acquire any interest in any real properties other than the Real Property, conduct any business other than that permitted under the Borrower Partnership Agreement, have any assets or liabilities other than assets or liabilities derived from or related to the Property or otherwise related to a business that is permitted under the Borrower Partnership Agreement, violate any of the provisions of the Borrower Partnership Agreement or amend the Borrower Partnership Agreement. Borrower shall not allow General Partner to purchase, acquire or own any assets other than its general partnership interest in Borrower, conduct any business unrelated to acting as general partner of Borrower or incur any Indebtedness. Borrower shall not identify itself, in any dealings with the public, as being a division or a part of any other Person, and shall not identify any other Person as being a division or a part of Borrower or General Partner; provided, however, identifying General Partner or Limited Partner as a partner in Borrower shall not be prohibited by this Section 9.5.

     9.6 Fiscal Year. Change its fiscal year.

     9.7 Manager. Replace the Property Manager without Lender's prior written consent, which shall not be unreasonably withheld, or terminate or amend the Management Agreement.

     9.8 Leases. Except as specifically permitted in Section 1.16 of the Deed of Trust, Borrower shall not: (a) enter into any Lease; (b) amend, modify or revise the ICG Lease or any other Lease; or (c) cancel, terminate or permit the termination of, accept the surrender of any or all of the space demised under, or waive any right or remedy under, the ICG Lease or any other Lease.

     Section 10. Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" hereunder:

     10.1 Payment Default. Borrower shall fail to make or cause to be made (i) any payment of principal or interest under the Note or this Agreement within five (5) days after the date due, or (ii) any other payment due hereunder or under any other Loan Document within ten (10) days after demand therefor shall have been made; or

     10.2 Misrepresentation. Any representation, warranty or certification made by Borrower or Guarantor under any Loan Document, or in any Officer's Certificate or financial statement furnished by Borrower or Guarantor in connection with any Loan Document, shall be materially inaccurate or incomplete as of the date made; provided, however, if such inaccuracy or incompleteness is susceptible to cure, no Event of Default shall occur if Borrower cures or causes to be cured the same within thirty (30) days after written notice thereof from Lender, or if such matter is susceptible of cure but cannot, with due diligence, be cured within thirty (30) days, then no Event of Default shall occur if such cure is commenced within that thirty (30) day period and diligently prosecuted to completion within such longer period of time (but in no event to exceed ninety (90) days from the date Borrower received notice of such breach); or

     10.3 Negative Covenant Default. Borrower shall fail to perform or observe the terms, provisions, covenants, obligations or agreements contained in any of Sections 9.1 through 9.8; or

     10.4 Other Loan Defaults. Borrower or Guarantor shall fail to perform or observe in any material respect any of the covenants, obligations or agreements contained in the Loan Documents (other than those referred to in Section 10.1, 10.2 or 10.3 above) and such failure shall, in each such case, continue for thirty (30) days after written notice thereof from Lender, or if such cure cannot, with due diligence, occur within thirty (30) days, such longer period of time (not to exceed ninety (90) days from the date Borrower received notice of such breach) as is reasonably required for such cure, provided Borrower is diligently attempting to cure such failure; or

     10.5 Bankruptcy, etc. (i) Any ICG Party shall commence any case, proceeding or other action (a) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (b) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or substantially all of its assets, or any ICG Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any ICG Party any case, proceeding or other action of a nature referred to in clause (i) above that (a) results in the entry of any order for relief or any such adjudication or appointment, and (b) remains undismissed, undischarged or unbonded for a period of ninety (90) days; or (iii) there shall be commenced against any ICG Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within ninety (90) days from the entry thereof; or (iv) any ICG Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

     10.6 Judgments.

     (a) One or more judgments or decrees (not covered by insurance) in an aggregate amount exceeding five million dollars ($5,000,000) shall be entered against Borrower or any Significant Subsidiary of Borrower and all such judgments or decrees shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within sixty (60) days from the entry thereof.

     (b) Any adverse judgment in an amount greater than ten million dollars ($10,000,000) is entered against Guarantor or any Significant Subsidiary of Guarantor that is not covered by insurance and is not stayed, satisfied or bonded pending appeal within sixty (60) days from entry thereof.

     10.7 Defaults Under Other Agreements. The occurrence of any monetary default or other default resulting in acceleration of the obligation by Guarantor or any Significant Subsidiary of Guarantor under any loan agreement, note or other debt instrument where such obligation or liability exceeds ten million dollars ($10,000,000).

     10.8 Net Worth. The Tangible Net Worth of Guarantor and its Subsidiaries shall be less than fifty million dollars ($50,000,000) at the end of any fiscal quarter during the term of the Loan, as evidenced by the financial statements delivered to Lender by Borrower pursuant to Section 8.1 of this Agreement.

     10.9 Tenant Defaults. Any "Event of Default" (as defined in the ICG Lease) occurs and is not waived by Borrower or cured by Tenant within thirty (30) days after the occurrence of the breach giving rise to such "Event of Default."

     10.10 Additional Borrower Cure Right. Borrower shall have the right to effectuate a cure of an Event of Default described in Sections 10.6, 10.7 and
10.8 of this Agreement by posting a clean, irrevocable and unconditional letter of credit in the full, outstanding principal amount of the Loan for the benefit of Lender in form and substance reasonably satisfactory to Lender.

     10.11 Remedies. Automatically upon the occurrence of an Event of Default under Section 10.5, or at the option of Lender upon the occurrence of any other Event of Default, the principal balance of the Loan and interest and other charges accrued but unpaid thereon shall become immediately due and payable and the Maturity Date shall be deemed to have occurred; and Lender may exercise all rights and remedies available to it hereunder, under the other Loan Documents, at law or in equity. Notwithstanding the foregoing, Lender agrees that Borrower shall not be liable to Lender for compensatory money damages as a result of Borrower's unknowing breach of any representation, warranty or certification referred to in Section 10.2 (but Lender shall have all other remedies hereunder and at law or in equity, including acceleration of the principal balance of the Loan and accrued but unpaid interest and other charges, and collection of interest on unpaid amounts at the Default Rate).

     Section 11. Miscellaneous Provisions.

     11.1 Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing expressed herein is intended or shall be construed to give any Person other than the Persons referred to in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement. Lender, in its sole and absolute discretion and without notice to Borrower, may sell participations, assign its rights or interest, or both, in all or any part of this Agreement or the other Loan Documents. Borrower may not assign its rights or interest or delegate its duties hereunder or under the other Loan Documents, except that if Lender or an Affiliate of Lender acquires the Property, such Person shall be entitled to assume the Loan and the borrower's obligations under the Loan Documents.

     11.2 Agents. Lender may use one or more agents or mortgage servicers to administer the Loan Documents or perform its obligations hereunder or under the other Loan Documents.

     11.3 Cumulative Rights; No Waiver. The rights, powers and remedies of Lender hereunder are cumulative and in addition to all rights, powers and remedies provided under any and all agreements by Borrower or any ICG Party with or for the benefit of Lender under the Loan Documents or incident to the Transactions, at law, in equity or otherwise. Any delay or failure by Lender to exercise any right, power or remedy shall not constitute a waiver thereof by Lender, and no single or partial exercise by Lender of any right, power or remedy shall preclude other or further exercise thereof or any exercise of any other rights, powers or remedies. No delay or omission of Lender to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Agreement or the other Loan Documents or by law to Lender may be exercised from time to time, and as often as may be deemed expedient by Lender.

     11.4 Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement and understanding between the parties hereto with respect to the Loan and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

     11.5 Survival. All representations and warranties, covenants and agreements herein contained on the part of Borrower shall survive the closing and funding of the Loan.

     11.6 Notices. All approvals, consents, notices and other communications under this Agreement shall be properly given only if made in writing and mailed by certified mail, return receipt requested, postage prepaid, or delivered by hand (including messenger or recognized delivery, courier or air express service) to the party at the address set forth in this Agreement or such other address as such party may designate by notice to the other party. Such approvals, consents, notices and other communications shall be effective on the date of receipt (evidenced by the certified mail receipt) if mailed or on the date of such hand delivery if hand delivered. If any such approval, consent, notice or other communication is not received or cannot be delivered due to a change in the address of the receiving party of which notice was not previously given to the sending party or due to a refusal to accept by the receiving party, such approval, consent, notice or other communication shall be effective on the date delivery is attempted. Any approval, consent, notice or other communication under this Agreement may be given on behalf of a party by the attorney for such party.

     (a) The address of Lender is: One Embarcadero Center, 33rd Floor, San Francisco, California 94111, attention: Capital Markets, with additional copies to Pillsbury Madison & Sutro, 235 Montgomery Street, San Francisco, California 94104, Attention: Glenn Q. Snyder, Esq.

     (b) The address of Borrower is: 161 Inverness Drive West, Englewood, Colorado 80112, Attention: Director of Real Estate, Facilities and Corporate Services, with an additional copy to 161 Inverness Drive West, Englewood, Colorado 80112, Attention: Assistant General Counsel.

     11.7 Headings. The Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

     11.8 Modifications in Writing. No amendment, modification, supplement, termination or waiver of or to any provision of this Agreement or any other Loan Document to which Lender is a party, or consent to any departure by Borrower or Guarantor therefrom, shall be effective unless in writing and signed by Lender and Borrower and, if applicable, Guarantor. Any amendment, modification or supplement of or to any provision of this Agreement or any such other Loan Document, any waiver of any provision thereof, and any consent to any departure by Borrower or Guarantor from the terms of any provision thereof shall be effective only in the specific instance and for the specific purpose for which made or given. Borrower shall not amend in any material respect any of the Loan Documents to which Lender is not a party, and no purported amendment thereof shall be effective, unless Lender shall have given its prior written consent thereto.

     11.9 Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts shall constitute one and the same agreement.

     11.10 Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     11.11 WAIVER OF JURY TRIAL. BORROWER AND EACH OTHER PARTY HERETO HEREBY WAIVES ANY RIGHTS TO A TRIAL BY JURY OF ANY MATTER OR CAUSE RELATING TO THIS AGREEMENT.

     11.12 Reinstatement; Recapture. To the extent Lender receives any payment by or on behalf of Borrower or Guarantor, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to such party or its estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof that has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of Borrower to Lender as of the date such initial payment, reduction or satisfaction occurred.

     11.13 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF COLORADO.

     11.14 Cross Collateralization; Marshalling, etc. Borrower represents, warrants and covenants that in the case of an Event of Default that is continuing (i) Lender shall have the right to pursue all of its rights and remedies in one proceeding, or separately and independently in separate proceedings from time to time, as Lender, in its sole and absolute discretion, shall determine from time to time, (ii) Lender is not required to either marshall assets, sell Collateral in any inverse order of alienation or be subject to any "election of remedies" law or rule, (iii) the exercise by Lender of any remedies against any one item of Collateral will not impede Lender from subsequently or simultaneously exercising remedies against any other item of Collateral, and (iv) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Collateral and all Collateral has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Loan or until the Secured Obligations (as defined in the Deed of Trust) have been fully satisfied.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                   LENDER:

                                   TRINET REALTY CAPITAL, INC., a Maryland
                                   corporation

                                   By    /s/ Kevin E. Deeble
                                      ------------------------------------

                                         Its      Vice President
                                             -----------------------------

                                    BORROWER:

                                    ICG 161, L.P., a Delaware limited liability company

                                    By    ICG CORPORATE  HEADQUARTERS,  L.L.C.,
                                          a Colorado limited liability company,
                                          its general partner

                                          By ICG  SERVICES,  INC.,  a  Delaware
                                          corporation, its manager


                                             By  /s/ H. Don Teague
                                                 ------------------------------

                                                  Its  Executive Vice President
                                                       ------------------------

                                SCHEDULE 6.1(iv)


                                   UCC FILINGS

UCC-1 Fixture Filing to be recorded in the Official Records of the County of Arapahoe, State of Colorado.

UCC-1 Financing Statement to be filed in the Office of the Secretary of State, State of Colorado.

                                  SCHEDULE 7.6

                          TRANSACTIONS WITH AFFILIATES

                                  SCHEDULE 7.14

                                  ENCROACHMENTS


                                      None.

                                  SCHEDULE 7.19


                                   LITIGATION


                                      None.

                                    EXHIBIT A


                             ENVIRONMENTAL INDEMNITY

                                    EXHIBIT B


                                    GUARANTY

                                    EXHIBIT C


                          FORM OF ASSUMPTION AGREEMENT



                                       1